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                                                                     EXHIBIT 4.4


                            MIDLAND RESOURCES, INC.
                       1995 DIRECTORS' STOCK OPTION PLAN


PREAMBLE. The Board of Directors of Midland Resources, Inc. adopted the hereinbelow described 1995 Directors' Stock Option Plan effective as of April 10, 1995 and it was approved by the shareholders on May 19, 1995 with an effective date for all purposes of April 10, 1995.

1.               PURPOSE

         The purpose of this 1995 Directors' Stock Option Plan (the "Plan") is to give those members of the Board of Directors of Midland Resources, Inc. (the "Company") who are not employees of the Company ("Eligible Director") an opportunity to acquire shares of the common stock of the Company, $.001 par value ("Common Stock"), to provide an incentive for such directors to continue to promote the best interests of the Company and enhance growth, success and long-term performance.

2.               ADMINISTRATION.

         (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12(c)) to a committee of directors (the "Committee") appointed by the Board and composed of not less than two members of the Board, none of whom can be an Eligible Director. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 12(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan.

         (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account the nature of the services rendered by such directors, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

         (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.
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         (d)     DETERMINATIONS.  The determinations of the Board on all
                 matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

3.               AWARDS UNDER THE PLAN.

         (a) TYPE OF AWARD. Awards under the Plan may be granted as Nonstatutory Stock Options, as described in Section 4. Nonstatutory Stock Options shall be referred to herein as "Stock Options."

         (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 100,000, subject to adjustment pursuant to Section 8. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

         (c) ANNUAL AWARDS. Eligible Directors shall be entitled to receive a Stock Option award for 10,000 shares upon their election or re-election to the Board at the Company's annual meeting of shareholders, or should any annual meeting of shareholders not be held in a calendar year, then upon the election or re-election of an Eligible Director at a special meeting of Shareholders. Following the grant of the awards in
                 Section 3(d), the first annual award will not occur until the annual meeting of shareholders held in 1996.

         (d) INITIAL AWARD. Subject to approval of the Plan, an initial award was made April 10, 1995 of a Stock Option for 15,000 shares to Robert R. Donnelly and a Stock Option for 5,000 shares to Sam R. Brock.

4.               STOCK OPTIONS.

         (a) CONDITIONS. Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following.



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                 (i)      OPTION PRICE.  The price per share of Common Stock
                          subject to an Option (the "Option Price") shall not be less than the fair market value of Common Stock. The Board of Directors also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or cash to be received through grants or any other arrangements satisfactory to the Board of Directors.

                 (ii) TERM OF OPTIONS. No Stock Option shall be exercisable after the date ten (10) years and one (1) day from the date such Stock Option is granted.

         (b) FORM. The form of the stock option agreement shall be subject to paragraph (a) immediately above, be substantially in the form as Exhibit 1 hereto.

5.               PROVISIONS APPLICABLE TO STOCK OPTIONS.

         (a) EXERCISE. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan.

         (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

6.               TRANSFERABILITY.

         No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null





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and void and without effect.  A Stock Option may be exercised only by an
Eligible Director in his or her lifetime, or pursuant to Section 11(c), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

7.               ADJUSTMENT PROVISIONS.

         The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 7 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.               DISSOLUTION, MERGER AND CONSOLIDATION.

         Except as otherwise provided in Section 6, upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her (1) vested or (2) if specifically provided in the option grant, vested and not vested, wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 10(b) or (c), each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

9.               EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

         The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. No grant or award shall be made under the Plan more than ten
(10) years from the date of shareholder approval hereof; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.





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10.              TERMINATION OF DIRECTORSHIP.

         (a)     Each Stock Option shall, unless sooner expired pursuant to
                 Section 11(b) or (c) below, expire on the first to occur of the date one day after the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

         (b) A Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (a) next above or ninety (90) days after the date that the Eligible Director ceases to be a director of the Company for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, be written notice given to a former Eligible Director, permit the former director to exercise Stock Options during a period which period shall not exceed ninety
                 (90) days. In no event, however, may the Board permit a former director to exercise a Stock Option after the expiration date contained in the agreement evidencing such Stock Option.

         (c) If an Eligible Director terminates his position by reason of disability (as determined by the Board) or by reason of death, his or her Stock Options, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 10 and the first anniversary of such termination.

11.              MISCELLANEOUS.

         (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may bear such legend as the Board shall deem appropriate.

         (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

         (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, unless approved by the shareholders in accordance with Section 9 hereof, it may not (except to the extent provided in Section 7 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the class of persons eligible to be granted Stock Options under the Plan. No action taken by the Board under this Section may materially
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                 adversely affect any outstanding Stock Option without the
                 consent of the holder thereof.

         (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

         (e) WITHHOLDING TAXES. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy an federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

         (f) RIGHT TO TERMINATE. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Director the right to continue in such position or affect any right which the Company may have to terminate the position of such Eligible Director.

         (g) RIGHTS AS A SHAREHOLDER. No optionee shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

         (h) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                 (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the sale price for the Common Stock at the close of trading on the date of grant as reported in The Wall Street Journal for NASDAQ Small Cap Issues;

                 (ii) If the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on the Composite Tape for the grant date; and

                 (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

         (i) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company
                 (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the





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                 Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

         (j) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options and Stock Appreciation Rights granted hereunder shall be determined in conformity with the laws of the State of Texas.

         (k) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

         This Plan, in accordance with Section 9, is effective as of the approval of shareholders evidenced in the Preamble hereof.

                                           MIDLAND RESOURCES, INC.



                                           By:
                                               --------------------------------
                                           Its:
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